SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ad.Venture Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2650200

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18 W. 18th Street, 11th Floor, New York, NY	10011

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☑

Securities Act registration statement number to which the form relates: 333-124141

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants
(Title of class)

Common Stock, par value $0.0001 per share
(Title of class)

Warrants, exercisable for Common Stock at an exercise price of $5.00 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The securities to be registered hereby are the units, common stock and warrants of Ad.Venture Partners, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-124141), filed with the Securities and Exchange Commission on April 18, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit
Number	Description
3.1*	Amended and Restated Certificate of Incorporation
3.2*	By-Laws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

*	filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ad.Venture Partners, Inc.
Date: July 25, 2005	By:	/s/ Howard S. Balter
Howard S. Balter, Chairman and
Chief Executive Officer